UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2008

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Oscient Pharmaceutical Corporation (the “Company”) received a notification from The NASDAQ Listings Qualifications of The NASDAQ Stock Market LLC that, as of October 2, 2008, the Company’s market value of publicly held shares (“MVPHS”) had closed below the minimum $15 million threshold set forth in Marketplace Rule 4450(b)(3) for the previous thirty (30) consecutive business days, a requirement for continued listing. For NASDAQ purposes, MVPHS is the market value of the Company’s publicly held shares, which is calculated by subtracting all shares held by officers, directors or beneficial owners of 10% or more of an issuer’s common stock from the issuer’s total shares outstanding.

Pursuant to Marketplace Rule 4310(c)(8)(B), the Company has ninety (90) calendar days, or until January 2, 2009, to regain compliance with the MVPHS requirement by evidencing a minimum $15 million MVPHS for ten (10) consecutive business days. If the Company does not regain compliance with the MVPHS requirement by January 2, 2009, the Company will receive written notification of delisting from NASDAQ and at that time will be entitled to request a hearing before a NASDAQ Listing Qualifications Panel (“Panel”) to present its plan to evidence compliance with the MVPHS requirement.

As announced on September 10, 2008, the Company is seeking to improve its capital structure through a proposed exchange offer with the holders of its 3.50% Convertible Senior Notes due 2011 (“2011 Notes”). The Company has filed a registration statement with the Securities and Exchange Commission relating to the proposed exchange offer. The offer proposes, among other items, to exchange all of the 2011 Notes for new notes and equity. If successful, the exchange would increase the amount of outstanding shares of the Company’s common stock.

If the Company’s efforts to regain compliance are successful and the MVPHS exceeds $15 million for ten (10) consecutive days before January 2, 2009, the Company will regain compliance with respect to the MVPHS requirement. In the event the Company does not regain compliance, it may appeal the staff determination to a Panel. In the event that the Company fails to regain compliance and is unsuccessful in an appeal to the Panel, the Company’s securities will be delisted from The NASDAQ Global Market. In the event that the Company’s securities are delisted from The NASDAQ Global Market, the Company may not be able to meet the requirements necessary for its common stock (i) to transfer to, or list on, a U.S. national securities exchange, including The NASDAQ Capital Market or (ii) be approved for listing on a U.S. system of automated dissemination of quotations. If such event occurred, holders of the Company’s 2011 Notes have the right to require the Company to repurchase for cash the outstanding principal amount of the 2011 Notes plus accrued and unpaid interest through such date. There is currently approximately $225 million principal amount of 2011 Notes outstanding. The Company may not have sufficient cash or be able raise sufficient additional capital to repay the 2011 Notes requested by the holders.

ITEM 8.01.	OTHER EVENTS.

On October 3, 2008 the Company issued a news release with respect to the notification from NASDAQ described in Item 3.01 hereof and is incorporated herein by reference. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	News Release issued by Oscient Pharmaceuticals Corporation on October 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe Maitre
Name:	Philippe Maitre
Title:	Executive Vice President and Chief Financial Officer

Date: October 3, 2008